Exhibit 10.30

DIGENE CORPORATION
AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN

ARTICLE 1
PURPOSE; EFFECTIVE DATE; DEFINITIONS

               1.1 Purpose. This Digene Corporation Directors’ Stock Option Plan (the “Plan”) is intended to secure for Digene Corporation (the "Company”) and its stockholders the benefits of the incentive inherent in common stock ownership by the directors of the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

               1.2 Effective Date. This Plan shall be effective on and after September 6, 1996.

               1.3 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:

                         (a) “Board” shall mean the Board of Directors of the Company.

                         (b) “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.

                         (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

                         (d) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

                         (e) “Company” shall mean Digene Corporation, a Delaware corporation.

                         (f) “Director” shall mean any person who is a member of the Board.

                         (g) “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its subsidiaries.

                         (h) “Fair Market Value” shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in good faith. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Common Stock, determined as aforesaid, less the exercise price of the Option. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

                         (i) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

                         (j) “Option” shall mean an option to purchase shares of Common Stock granted by the Board pursuant to this Plan.

                         (k) “Option Agreement” shall mean the certificate evidencing an Option grant.

                         (l) “Option Shares” shall mean the shares of Common Stock purchased upon exercise of an Option.

                         (m) “Plan” shall mean this Digene Corporation Directors’ Stock Option Plan, as the same may be amended from time to time.

ARTICLE II
ADMINISTRATION

               2.1 Administration. This Plan and the Options granted hereunder shall be interpreted, construed and administered by the Board in its sole discretion. A Director eligible under the Plan may appeal to the Board in writing any decision or action of the Board with respect to the Plan that adversely affects the Director. Upon review of such appeal and in any other case where the Board has acted with respect to the Plan, the interpretation and construction by the Board of any provisions of this Plan or of any Option shall be conclusive and binding on all parties.

               2.2 Board Action. A majority of the entire Board shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Board. In addition, any decision or determination reduced to writing and signed by all of the members of the Board shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s bylaws, the Board may make such additional rules and regulations for the conduct of its business as it shall deem advisable.

               2.3 Board Powers. The Board shall have authority to grant Options with such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the Option price, the medium and time of payment, the term of each Option and any vesting requirements and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Board shall have complete discretionary authority to prescribe the form of Option Agreement; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. All expenses of administering this Plan shall be borne by the Company.

               2.4 Good Faith Determinations. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.

ARTICLE III
ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN

               3.1 Eligibility. The Board shall from time to time determine and designate the Directors to receive Options under this Plan and the number of Options to be awarded to each such Director or the formula or other basis on which such Options shall be awarded to Directors. In making any such award, the Board may take into account such factors as it considers relevant.

               3.2 Type of Options. All Options granted under the Plan will be non-qualified options and are not intended to be incentive stock options (as defined in Section 422 of the Code).

               3.3 Shares Subject to this Plan. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Such shares may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company. If any Options granted under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the shares not purchased under such

Options shall be available again for grant hereunder. Anything in this Plan to the contrary notwithstanding, in no event shall any Director receive in any calendar year Options under this Plan involving more than 50,000 shares of Common Stock (subject to adjustment as provided in Section 4.1(e)).

ARTICLE IV
STOCK OPTIONS

               4.1 Grant; Terms and Conditions. The Board, in its discretion, may from time to time grant Options to any Director eligible to receive Options under this Plan. Each Director who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Option is granted.

                         (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which it pertains.

                         (b) Option Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 85% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.

                         (c) Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Board otherwise prescribes) in shares of Common Stock owned by the optionee, in Options granted to the optionee under the Plan which are then exercisable or options granted to the optionee under any of the Company’s other stock option plans which are then exercisable, or in a combination of cash, Common Stock and options. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. If all or any portion of the Option exercise price is paid in Options or in options granted to the optionee under any of the Company’s other stock option plans, then such options shall be valued at their Fair Market Value as of the date the Option is exercised. For the purpose of assisting an optionee to exercise an Option, the Company may, in the discretion of the Board, make loans to the optionee or guarantee loans made by third parties to the optionee, in either case on such terms and conditions as the Board may authorize.

                         (d) Term and Exercise of Options. The term of each Option shall be determined by the Board at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant. Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option. During the lifetime of an optionee, the Option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no person shall acquire any rights thereon. Following an optionee’s death, the Option may be exercised (to the extent permitted under the Plan) by the person designated by the optionee as a beneficiary in a written notification delivered to the Board prior to the optionee’s death, or if there is no such written designation, by the executor or administrator of the optionee’s estate or by the person or persons to whom such rights pass by will or by the laws of descent or distribution.

                         (e) Recapitalization; Reorganization. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.3 above, the maximum number of shares of Common Stock with respect to which Options may be granted to any individual in any calendar year pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the kind of shares subject to outstanding Options and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Board deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or state of the Company.

                         Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such transaction.

                         If the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which results in a Change of Control, each optionee shall, in such event, have the right immediately prior to such transaction to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement; provided, however, that the exercisability of any Option shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.

                         A merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which the Company is not the surviving corporation, other than such a transaction effected for the purpose of changing the Company’s domicile, shall cause each holder of an outstanding Option to have the right immediately prior to such transaction to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.

                         A dissolution or liquidation of the Company shall cause each outstanding Option to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution or liquidation to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement.

                         Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.

                         In the case of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer effected for the purpose of changing the Company’s domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such transaction, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

                         In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

                         The foregoing adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

                         Except as expressly provided in this subsection, the holder of an Option shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

                         The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

                         (f) Rights as a Stockholder. Subject to Section 5.9 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                         (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Board may modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

                         (h) Exercisability and Term of Options. Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date set forth in the Option Agreement. Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Director to whom it is granted ceases to be a member of the Board, except that: (1) unless the Board shall determine that the Director was removed from the Board for conduct that in the judgment of the Board involves dishonesty or action by the Director that is detrimental to the best interest of the Company, the Director may at any time within three months after ceasing to be a member of the Board exercise his or her Option but only to the extent the Option was exercisable by him or her on the date he or she ceased to be a member of the Board; (2) if such Director ceases to be a member of the Board on account of total and permanent disability, then the Director may at any time within one year after ceasing to be a member of the Board exercise his or her Option but only to the extent that the Option was exercisable on the date he or she ceased to be a member of the Board; and (3) if such Director dies while a member of the Board, or within the three or twelve month period after ceasing to be a member of the Board as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person specified in Section 4.1(d), but only to the extent that such Option was exercisable by him or her on the date he or she ceased to be a member of the Board. The Board may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of a Director’s retirement, death or disability. The Board may, in its discretion, extend the post-termination exercise periods set forth in this subsection, but not beyond the expiration date of the Option. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

               4.2 Other Terms and Conditions. Through the Option Agreements authorized under this Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

               4.3 Director Options. Immediately following the Company’s Annual Meeting of Stockholders each year during the term of this Plan, beginning with the Company’s 2002 Annual Meeting of Stockholders, each Non-Employee Director will automatically be granted an Option for 10,000 shares of Common Stock (subject to adjustment as provided in Section 4.1(e)); provided, however, that a Non-Employee Director who ceases to be a member of the Board at such Annual Meeting of Stockholders shall not be granted any such automatic Option on that date. The Option exercise price for such Options will be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted. All Options granted under this

Section 4.3 shall be immediately exercisable and shall expire on the tenth anniversary of the date of grant. In all other respects, the Options granted pursuant to this Section 4.3 shall be subject to the provisions of Section 4.1 (including subsection 4.1(h)).

ARTICLE V
MISCELLANEOUS

               5.1 Withholding Taxes. A Director granted Options under this Plan shall be conclusively deemed to have authorized the Company to withhold from the compensation of such Director funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Director and attributable to the Options as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Director (or other person exercising such Option) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

               5.2 Amendment, Suspension, Discontinuance or Termination of Plan. The Board may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Plan as an incentive device, for the purpose of conforming this Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Option theretofore granted under this Plan without the consent of the holder so affected. Unless sooner terminated by the Committee, this Plan will terminate on September 6, 2006.

               5.3 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to principles of conflict of laws).

               5.4 Designation. This Plan may be referred to in other documents and instruments as the “Digene Corporation Directors’ Stock Option Plan.”

               5.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, Directors shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Director is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a

Director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

               5.6 Reservation of Shares. The Company shall at all times during the term of this Plan, and so long as any Option shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

               5.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

               5.8 No Obligation to Exercise. The granting of a Option shall impose no obligation upon the holder to exercise or otherwise realize the value of that Option.

               5.9 Uncertificated Shares. Each Director who exercises an Option to acquire Common Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to a Director where no certificate is issued in the name of the Director. Such Company records, absent manifest error, shall be binding on Directors. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 5.10, the date of the book entry shall be the relevant date for such purposes.

               5.10 Forfeiture for Competition. If a participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while a Director, then that participant’s rights to any Options hereunder shall automatically be forfeited, subject to a determination to the contrary by the Board.

               5.11 Successors. This Plan shall be binding upon any and all successors of the Company.

               5.12 Board Service. Nothing in this Plan or in any Option Agreement shall confer on any Director any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that such Director will be nominated for reelection to the Board.

               5.13 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

               5.14 Tax Treatment and Characterization. Neither the Company nor any other person represents or warrants to any Plan participant that favorable or desirable tax treatment or characterization will be applicable in respect of any Option.

               5.15 Legend. The Board may require each person exercising an Option to represent to and agree with the Company in writing that he or she is acquiring the Option Shares without a view to distribution thereof. In addition to any legend required by this Plan, the stock certificates representing such Option Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

                         All certificates for Option Shares shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

As revised by the Board at its meeting held September 10, 1998 — the last two sentences of Section 4.1(d) were added and subsection (3) of the second sentence of Section 4.1(h) was revised.

As amended and restated by the Board at its meeting held October 26, 2000 - adding and clarifying the definition “Change of Control” to Section 1.3(b), amending and restating Section 4.1(e) with new provisions regarding the treatment of Options in the event of a Change of Control transaction and adding Section 4.3 regarding automatic Option grants to certain Non-Employee Directors.

As revised by the Board at its meeting held September 12, 2002 – the first sentence of Section 4.3 was revised.

As revised by the Board at its meeting held October 23, 2002 –Section 4.3 was revised.